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                                 AMENDED BY-LAWS
                                       of
                          CODORUS VALLEY BANCORP, INC.

                                    Article 1

                               CORPORATION OFFICE

     Section 1.1. The Corporation shall have and continuously maintain in Pennsylvania a registered office which may, but need not, be the same as its place of business and at an address to be designated from time to time by the Board of Directors.

     Section 1.2. The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                    Article 2

                              SHAREHOLDERS MEETINGS

     Section 2.1. All meetings of the shareholders shall be held at such time and place as may be fixed from time to time by the Board of Directors.

                                    Article 2

     Section 2.2 The annual meeting of the shareholders shall be held no later than May 31 each year, at such time, date, and place as may be fixed by the Board of Directors, when they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

     Section 2.3 Special Meetings of Shareholders may be called at any time by the chairman of the Board, the President, the Executive Vice President, if any, or a majority of the Board of Directors, or by its Executive Committee (if any).

     Section 2.4. Written notice of all meetings other than adjourned meetings of shareholders, stating the place, date and hour, and, in case of special meetings of shareholders, the purpose thereof, shall be served upon, or mailed, postage prepaid, or telegraphed, charges prepaid, at least ten days before such meeting, unless a greater period of notice is required by statute or by these By-laws, to each shareholder entitled to vote thereat at such address as appears on the transfer books of the Company.

     Section 2.5 The shareholders of this Corporation shall not be entitled to propose an amendment to the Corporation's Articles of Incorporation, except if otherwise specifically provided by statutes.

                                    Article 3

                             QUORUM OF SHAREHOLDERS

     Section 3.1. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for purposes of considering such matter, and unless otherwise provided by statute the acts of such shareholders at a duly organized meeting shall be the acts of the shareholders. If, however, any meeting of shareholders cannot be organized because of lack of a quorum, those present, in person or by proxy, shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, without notice other than an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present, in person or by proxy, except that in the case of any meeting called for the election of directors such meeting may be adjourned only for periods not exceeding 15 days as the holders of a majority of the shares present, in person or by proxy, shall direct, and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. At any adjourned meeting at which a quorum shall be present or so represented, any business may be transacted which might have been transacted at the original meeting if a quorum had


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been present. The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                                    Article 4

                                  VOTING RIGHTS

     Section 4.1. Except as may be otherwise provided by statute or by the Articles of Incorporation, at every shareholders meeting, every shareholder entitled to vote thereat shall have the right to one vote for every share having voting power standing in his name on the books of the Corporation on the record date fixed for the meeting. No share shall be voted at any meeting if any installment is due and unpaid thereon.

     Section 4.2. When a quorum is present at any meeting the voice vote of the holders of a majority of the stock having voting power, present, in person or by proxy, shall decide any question brought before such meeting except as provided differently by statute or by the Articles of Incorporation.

     Section 4.3. Upon demand made by a shareholder entitled to vote at any election for directors before the voting begins, the election shall be by ballot.

                                    Article 5

                                     PROXIES

     Section 5.1. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his duly authorized attorney in fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after 11 months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

                                    Article 6

                                   RECORD DATE

     Article 6.1. The Board of Directors may fix a time, not more than 90 days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten days before closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, and vote at, a shareholders meeting, transferees of shares which are transferred on the books of the Corporation within ten


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days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

                                    Article 7

                                  VOTING LISTS

     Section 7.1. The officer or agent having charge of the transfer books for shares of the Corporation shall make, at least five days before each meeting of shareholders, a complete alphabetical list of the shareholders entitled to vote at the meeting, with their addresses and the number of shares held by each, which list shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder during the entire meeting. The original transfer books for shares of the Corporation, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to exercise the rights of a shareholder.

                                    Article 8

                               JUDGES OF ELECTION

     Section 8.1. In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority or shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote, and such other duties as may be prescribed by statute, with fairness to all shareholders, and if requested by the Chairman of the meeting or any shareholder or his proxy, shall make a written report of any matter determined by them and execute a certificate of any fact found by them. If there are three judges of election, the decision, act or certificate of a majority shall be the decision, act or certificate of all.

                                    Article 9

                   CONSENT OF SHAREHOLDERS IN LIEU OF MEETING

     Section 9.1. Any action required to be taken at a meeting of the shareholders, or of a class of shareholder, may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.

                                   Article 10

                                    DIRECTORS

     Section 10.1. Only persons who are nominated in accordance with the procedures set forth in this Section 10.1 shall be eligible for election as directors. The Board of Directors, or a duly appointed committee thereof, shall act as a nominating committee for selecting nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a nominee of the nominating committee, the nominating committee shall deliver written nominations to the Secretary at least 90 days prior to the one year anniversary date of the previous meeting of shareholders called for election of directors. Provided such nominating committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in accordance with the provisions of this Section 10.1. No person shall be elected as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 10.1. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting.


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     Nominations of individuals for election to the Board of Directors of the
Corporation at an annual meeting of shareholders may be made by any shareholder of the Corporation entitled to vote for the election of directors at that meeting who complies with the procedures set forth in this Section 10.1. Such nominations, other than those made by the Board of Directors or a nominating committee thereof, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 10.1. To be timely, a shareholder's notice shall be delivered to or received at the principal executive offices of the Corporation not less than 90 days prior to the anniversary date of the immediately preceding meeting of shareholders of the Corporation called for the election of directors. Each such shareholder's notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b)a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, but not limited to, information required to be disclosed by Items 4, 5, 6 and 7 of
Schedule 14A and information which would be required to be filed on Schedule 14B with the Securities and Exchange Commission (or any successors of such items or schedules); (e) the consent of each nominee to serve as a director of the Corporation if so elected; and (f) the class and number of shares of stock of the Corporation which are beneficially owned by such shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice. At the request of the Board of Directors, any person nominated by the Board of Directors, or a nominating committee thereof, for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee together with the required written consents, each as described herein.

     The Board of Directors may reject any nomination by a shareholder not timely made in accordance with the requirements of this Section 10.1. If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder's notice does not satisfy the informational requirements of this Section in any material aspect, the Secretary of the Corporation shall notify such shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee reasonably determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of this Section 10.1 in any material respect, then the Board of Directors may reject such shareholder's nomination. The Secretary of the Corporation shall notify a shareholder in writing whether his nomination has been made in accordance with the time and informational requirements of this Section 10.1. Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a shareholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of this Section 10.1. If the presiding officer determines that a nomination was made in accordance with the terms of this Section 10.1, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 10.1, he shall so declare at the annual meeting and the defective nomination shall be disregarded.

     Section 10.2. The number of directors that shall constitute the whole Board of Directors shall be not less than five nor more than twenty-five. The Board of Directors shall be classified into three classes, each class to be elected for a term of three years. The terms of the respective classes shall expire in successive years as provided in Section 10.3 hereof. Within the foregoing limits, the Board of Directors may from time to time fix the number of directors and their respective classifications. No person shall be elected as a director who has not attained the age of twenty-one (21) years. No person shall serve as a director after he has attained the age of seventy (70) years.


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Each director shall own and hold solely in his name at least one hundred (100)
shares of the common stock of the Corporation, which shares shall be free of any liens or other forms of encumbrances.

     Section 10.3. At the 1987 annual meeting of shareholders of the Corporation, the shareholders shall elect nine directors as follows: three Class A directors to serve until the 1988 annual meeting of shareholders, three Class B directors to serve until the 1989 annual meeting of shareholders, and three Class C directors to serve until the 1990 annual meeting of shareholders. Each class shall be elected in a separate election. At each annual meeting of shareholders thereafter, successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year.

     Section 10.4. The Board of Directors may declare vacant the office of a director if:

     (a) he is declared of unsound mind by an order of the court,

     (b) he is convicted of a felony,

     (c) he fails to attend during any fiscal year of the Corporation at least two-thirds of the regular and special meetings of the Board of Directors without good cause,

     (d) within thirty days after notice of electing, he does not accept such office either in writing or by attending a meeting of the Board of Directors, or

     (e) the Board of Directors determines for any other proper cause such declaration of vacancy is in the best interests of the Corporation.

                                   Article 11

                         VACANCIES ON BOARD OF DIRECTORS

     Section 11.1. Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office of the class of directors to which he was appointed.

                                   Article 12

                          POWERS OF BOARD OF DIRECTORS

     Section 12.1. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised and done by the shareholders.

     Section 12.2. The Board of Directors shall have the power and authority to appoint an Executive Committee and such other committees as may be deemed necessary by the Board of Directors for the efficient operation of the Corporation. The Executive Committee shall consist of the Chairman of the Board, if any, the President and not less than one nor more than two other directors (which other directors shall not be employees of the Corporation or any of its subsidiaries). The Executive Committee shall meet at such time as may be fixed by the Board of Directors, or upon call of the Chairman of the Board or the President. A majority of members of the Executive Committee shall constitute a quorum. The Executive Committee shall have and exercise the authority of the Board of Directors in the intervals between the meetings of the Board of Directors as may be permitted by law.

                                   Article 13

                       MEETINGS OF THE BOARD OF DIRECTORS


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     Section 13.1. An organization meeting may be held immediately following the annual shareholders meeting without the necessity of notice to the directors to constitute a legally convened meeting, or the directors may meet at such time and place as may be fixed by either a notice or waiver of notice or consent signed by all of such directors.

     Section 13.2. Regular meetings of the Board of Directors shall be held not less often than semi-annually at a time and place determined by the Board of Directors at the preceding meeting. One or more directors may participate in any meeting of the Board of directors, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another.

     Section 13.3. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on one day's notice to each director, either personally or by mail, telegram or telephone; special meetings shall be called by the Chairman of the Board or the President in like manner and on like notice upon the written request of three directors.

     Section 13.4. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting in person or by conference telephone or similar communications equipment at which a quorum is present in person or by such communications equipment shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-laws. If a quorum shall not be present in person or by communications equipment at any meeting of the directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or as permitted herein.

                                   Article 14

                    INFORMAL ACTION BY THE BOARD OF DIRECTORS

     Section 14.1. If all the directors shall severally or collectively consent in writing, including but not limited to telegrams and radiograms, to any action to be taken by the Corporation, such action shall be as valid a corporation action as though it had been authorized at a meeting of the Board of Directors.

                                   Article 15

                            COMPENSATION OF DIRECTORS

     Section 15.1. Directors, as such, may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   Article 16

                                    OFFICERS

     Section 16.1. The officers of Corporation shall be elected by the Board of Directors at its organization meeting and shall be a President, a Secretary and a Treasurer. At its option, the Board of Directors may elect a Chairman of the Board. The Board of Directors may also elect one or more Vice Presidents and such other officers and appoint such agents as it shall deem necessary, who shall hold their offices for such terms, have such authority and perform such duties as may from time to time be prescribed by the Board of Directors. Any two or more offices may be held by the same person.

     Section 16.2. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.


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     Section 16.3. The Board of Directors may remove any officer or agent elected or appointed, at any time and within the period, if any, for which such person was elected or employed whenever in the Board of Directors' judgment it is in the best interests of the Corporation, and all persons shall be elected and employed subject to the provisions thereof. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

                                   Article 17

                   THE CHAIRMAN AND VICE-CHAIRMAN OF THE BOARD

     Section 17.1. The Chairman of the Board shall preside at all meetings of the shareholders and directors. He shall supervise the carrying out of the policies adopted or approved by the Board of Directors. He shall have the specific powers conferred by these By-laws, as well as such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

     Section 17.2. The Vice-Chairman of the Board shall preside, in the absence of the Chairman of the Board, at all meetings of the shareholders and directors. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

                                   Article 18

                                  THE PRESIDENT

     Section 18.1. The President shall be the chief executive officer of the Corporation; shall have general and active management of the business of the Corporation; shall see that all orders and resolutions of the Board of Directors are put into effect subject, however, to the right of the Board of Directors to delegate any specific powers, except such as may be by the statute exclusively conferred on the President, to any other officer or officers of the Corporation shall execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In the absence or incapacity of the Chairman and Vice-Chairman of the Board, the President shall preside at meetings of the shareholders and the directors. If there is no Chairman of the Board, the President shall have and exercise all powers conferred by these By-laws or otherwise on the Chairman of the Board. The President may delegate some or all of his responsibilities to a chief executive officer of the Corporation subject to the approval of the Board of Directors.

                                   Article 19

                               THE VICE PRESIDENT

     Section 19.1. The Vice President or, if more than one, the Vice Presidents in the order established by the Board of Directors shall, in the absence or incapacity of the President, exercise all powers and perform the duties of the President. The Vice Presidents, respectively, shall also have such other authority and perform such other duties as may be provided in these By-laws or as shall be determined by the Board of Directors or the President. Any Vice President may, in the discretion of the Board of Directors, be designated as "executive", "senior", or by departmental or functional classification.

                                   Article 20

                                  THE SECRETARY


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     Section 20.1. The Secretary shall attend all meetings of the Board of
Directors and of the shareholders and keep accurate records thereof in one or more minute books kept for that purpose and shall perform the duties customarily performed by the secretary of a corporation and such other duties as may be assigned to him by the Board of Directors or the President.

                                   Article 21

                                  THE TREASURER

     Section 21.1. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall perform such other duties as may be assigned to him by the Board of Directors or the President. He shall give bond in such sum and with such surety as the Board of Directors may from time to time direct.

                                   Article 22

                               ASSISTANT OFFICERS

     Section 22.1. Each assistant officer shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the President or the officer to whom he is assistant may from time to time assign him. Such officers may be given such functional titles as the Board of Directors shall from time to time determine.

                                   Article 23

                    INDEMNIFICATION OF OFFICERS AND EMPLOYEES

     Section 23.1. The corporation shall indemnify any officer and/or employee, or any former officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was an officer and/or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

     Section 23.2. The corporation shall indemnify any officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, and/or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonable incurred by him in connection with the defense or settlement of, or serving as a witness in, such


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action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the Corporation.

     Section 23.3. Except as may be otherwise ordered by a court, there shall be a presumption that any officer and/or employee is entitled to indemnification as provided in Sections 23.1 and 23.2 of this Article unless either a majority of the directors who are not involved in such proceedings ("disinterested directors") or, if there are less than three disinterested directors, then the holders of one-third of the outstanding shares of the Corporation determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of the Corporation. In such event the disinterested director(s) or, in the event of certification by shareholders, the secretary of the Corporation shall request of independent counsel, who may be the outside general counsel of the Corporation, a written opinion as to whether or not the parties involved are entitled to indemnification under sections 23.1 and 23.2 of this Article.

     Section 23.4. Expenses incurred by an officer and/or employee in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided under Section 23.3 of this Article upon receipt of an undertaking by or on behalf of the officer and/or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

     Section 23.5. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity while serving as an officer and/or employee and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer and/or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 23.6. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations arising under this Article.

     Section 23.7. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an officer and/or employee of the Corporation, or is or was serving at the request of the Corporation as an officer and/or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

     Section 23.8. Indemnification under this Article shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                                   Article 24

                          INDEMNIFICATION OF DIRECTORS

     Section 24.1. A director of this Corporation shall stand in a fiduciary relation to the Corporation and shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonable believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

     (a) One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented.


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

     (b) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person.

     (c) A committee of the board upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonable believes to merit confidence.

     A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

     Section 24.2. In discharging the duties of their respective positions, the board of directors, committees of the board, and individual directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, upon suppliers and customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of Section 24.1.

     Section 24.3. Absent a breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the Corporation.

     Section 24.4. A director of this Corporation shall not be personally liable for monetary damages as such for any action taken or for any failure to take any action, unless:

     (a) the director has breached or failed to perform the duties of his office under the provisions of Section 24.1 and 24.2, and

     (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     Section 24.5. The provisions of Section 24.4. shall not apply to:

     (a) the responsibility or liability of a director pursuant to a criminal statute, or

     (b) the liability of a director for the payment of taxes pursuant to local, state or federal law.

     Section 24.6. The Corporation shall indemnify any director, or any former director who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

     Section 24.7. The Corporation shall indemnify any director who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer and/or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of, or serving as a witness in, such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to,


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

the best interests of the Corporation and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the Corporation.

     Section 24.8. Except as may be otherwise ordered by a court, there shall be a presumption that any director is entitled to indemnification as provided in Sections 24.6 and 24.7 of this Article unless either a majority of the directors who are not involved in such proceedings ("disinterested directors"), or, if there are less than three disinterested directors, then the holders of one-third of the outstanding shares of the Corporation determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of the Corporation. In such event the disinterested director(s) or, in the event of certification by shareholders, the Secretary of the Corporation shall request of independent counsel, who may be the outside general counsel of the Corporation, a written opinion as to whether or not the parties involved are entitled to indemnification under Sections 24.6 and 24.7 of this Article.

     Section 24.9. Expenses incurred by a director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided under Section 24.8 of this Article upon receipt of an undertaking by or on behalf of the director, officer and/or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

     Section 24.10. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity while serving as a director and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators or such a person.

     Section 24.11. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations arising under this article.

     Section 24.12. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

     Section 24.13. Indemnification under this Article shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 24.14. For purposes of Article 24, the term director shall be interpreted to include individuals who are members of the Corporation's Board of Directors (including directors and directors emeritus), members of committees created by the Board of Directors and members of any advisory boards or committees thereof. All such persons meeting the requirements of the term director, as defined in this Section 24.14, shall be afforded the maximum indemnification allowable under Pennsylvania Law.

                                   Article 25

                        CERTIFIED AND UNCERTIFIED SHARES

     Section 25.1. Shares of the Corporation's stock may be certified or uncertified as provided under Pennsylvania law. All certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name, the number and class of shares, the par value of such shares or a statement that such shares are without par value. They shall be signed by the President or a Vice President and by the Secretary or the Treasurer or by any other person properly authorized by the Board of Directors. Any or all of the signatures on the certificated may be a facsimile. If any officer who has signed, or whose facsimile


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

signature has been placed upon, any share certificate shall cease to be such officer because of death, resignation or otherwise before that certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of issue.

                                   Article 26

                               TRANSFER OF SHARES

     Section 26.1. Transfer of stock shall be made on the books of the Corporation only by the record holder of such stock, or by an attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate.

                                   Article 27

                               LOST CERTIFICATES

     Section 27.1. Where a shareholder of the Corporation alleges the loss, theft or destruction of one or more certificates for shares of the Corporation and requests the issuance of a substitute certificate therefor, the Board of Directors may direct a new certificate of the same tenor and for the same number of shares to be issued to such person upon such person's making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form and with surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board f Directors, as indemnity for any liability or expense which it may incur by reason of the original certificate outstanding.

                                   Article 28

                                   DIVIDENDS

     Section 28.1. The Board of Directors may, from time to time, at any duly convened regular or special meeting or by unanimous consent in writing, declare and pay dividends upon the outstanding shares of capital stock of the Corporation in cash, property or shares of the Corporation, as long as any dividend shall not be in violation of law or the Articles of Incorporation.

     Section 28.2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall believe to be for the best interests of the Corporation, and the Board of Directors may reduce or abolish any reserve in the manner in which it was created.

                                   Article 29

                        FINANCIAL REPORT TO SHAREHOLDERS

     Section 29.1. The President and the Board of Directors shall present at each annual meeting of the shareholders a full and complete statement of the business and affairs of the corporation for the preceding year.


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

                                   Article 30

                                   INSTRUMENTS

     Section 30.1. All checks or demands for money and notes of the Corporation shall be signed by such officer of officers or such other person or persons as the President or the Board of Directors may from time to time designate.

     Section 30.2. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments and documents may be signed, executed, acknowledged, verified, delivered or accepted, including those in connection with the fiduciary powers of the Corporation, on behalf of the Corporation by the President or other persons as may be designated by him.

                                   Article 31

                                  FISCAL YEAR

     Section 31.1. The fiscal year of the Corporation shall be the calendar year.

                                   Article 32

                                      SEAL

     Section 32.1. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed in any manner reproduced.

                                   Article 33

                          NOTICES AND WAIVERS THEREOF

     Section 33.1. Whenever, under the provisions of applicable law or of the Articles of Incorporation or of these By-laws, written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof through the mail or by telegram, charges prepaid, to his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail or telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

     Section 33.2. Any written notice required to be given to any person may be waived in writing signed by the person entitled to such notice whether before or after the time stated therein. Attendance of any person entitled to notice whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Where written notice is required of any meeting, the waiver thereof must specify the purpose only if it is for a special meeting of shareholders.

                                   Article 34

                                   AMENDMENTS

     Section 34.1. These By-laws may be altered, amended or repealed by the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of Common Stock at any regular or special meeting duly convened after notice to the shareholders of that purpose, or by a majority vote of the members of the Board of Directors at any regular or special meeting thereof duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change such action of the Board of Directors by the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of Common Stock.

                                   Article 35

                  OPT OUT AND NONAPPLICABILITY OF SUBCHAPTER G
                 AND SUBCHAPTER H OF CHAPTER 25 OF THE BUSINESS
                CORPORATION LAW OF 1988, AS ADDED AND AMENDED BY
                                 ACT 36 OF 1990

     Section 35.1. Opt Out and Nonapplicability of Subchapter G. This Corporation specifically opts out and shall not be governed by Subchapter G, Control-share Acquisitions, of Chapter 25 of the Business Corporation Law of 1988, as added and amended by Act 36 of 1990. Subchapter G, Control-share Acquisitions, of Chapter 25 of the Business Corporation Law of 1988, as added and amended by Act 36 of 1990, shall not be applicable to the Corporation.

     Section 35.2. Opt Out and Nonapplicability of Subchapter H. This Corporation specifically opts out and shall not be governed by Subchapter H, Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control, of Chapter 25 of the Business Corporation Law of 1988, as added and amended by Act 36 of 1990. Subchapter H, Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control, of Chapter 25 of the Business Corporation Law of 1988, as added and amended by Act 36 of 1990, shall not be applicable to the Corporation.

:129430


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